Exhibit 15.7

Richard Ellis Wardell Armstrong International Ltd. Baldhu House, Wheal Jane Earth Science Park, Baldhu, Truro, Cornwall, United Kingdom TR3 6EH

CONSENT OF QUALIFIED PERSON

Wardell Armstrong International Ltd. (“Wardell”), in connection with the Annual Report on Form 20- F (the “Form 20-F”) by ICL Group Ltd. (the “Issuer”), does hereby consent to:

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the use of the Technical Summary Report entitled “S-K 1300 TECHNICAL REPORT SUMMARY ON THE BOULBY MINING OPERATION, UNITED KINGDOM” with an effective date of December 31, 2024, and dated February 27, 2025, by the Issuer referenced in the Form 20-F;

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the use of the Technical Summary Report entitled “S-K 1300 TECHNICAL REPORT SUMMARY ON THE CABANASSES AND VILAFRUNS MINING OPERATION, SPAIN” with an effective date of December 31, 2024, and dated February 27, 2025, by the Issuer referenced in the Form 20-F;

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the use of the Technical Summary Report entitled “S-K 1300 TECHNICAL REPORT SUMMARY ON THE DEAD SEA WORKS MINING OPERATION, ISRAEL” with an effective date of December 31, 2024, and dated February 27, 2025, by the Issuer referenced in the Form 20-F;

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the use of the Technical Summary Report entitled “S-K 1300 TECHNICAL REPORT SUMMARY ON THE ROTEM MINING OPERATION, ISRAEL” with an effective date of December 31, 2024, and dated February 27, 2025, by the Issuer referenced in the Form 20-F;

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the use of the Technical Summary Report entitled “S-K 1300 TECHNICAL REPORT SUMMARY ON THE HAIKOU MINING OPERATION, CHINA” with an effective date of December 31, 2024, and dated February 27, 2025, by the Issuer referenced in the Form 20-F;

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the use and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 20-F, the Registration Statement (as defined below) and the Technical Report Summaries;

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any extracts from or a summary of the Technical Summary Reports in the Form 20-F and incorporated by reference into the Registration Statement and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summaries, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 20-F and the Registration Statement; and

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the incorporation by reference of the Technical Report Summaries into the Issuer’s registration statement on Form S-8 (File No. 333-205518) (the “Registration Statement”) of the above items as included in the Form 20-F.

Wardell confirms that it has read the disclosure included in the Form 20-F for fiscal year 2024 and that it fairly and accurately represents the resources and reserves information of the Issuer, as well as the applicable sections from the Technical Report Summaries for which it is responsible.

Dated this 12th day of March 2025.

Richard Ellis, BSc, MSc, MCSM, FGS, CGeol, EurGeol
Principal Resource Geologist
Wardell Armstrong International Ltd.

SYSTEM CERTIFICATION bmtrada

SYSTEM CERTIFICATION bmtrada

SYSTEM CERTIFICATION bmtrada

UKAS
MANAGEMENT SYSTEMS
012

Wardell Armstrong is the trading name of Wardell Armstrong International Ltd, Registered in England No. 3813172.
Registered office: Sir Henry Doulton House, Forge Lane, Etruria, Stoke-on-Trent, ST1 5BD, United Kingdom
UK Offices: Stoke-on-Trent, Birmingham, Bolton, Bristol, Bury St Edmunds, Cardiff, Carlisle, Edinburgh,
Glasgow, Leeds, London, Newcastle upon Tyne and Truro. International Office: Almaty.
ENERGY AND CLIMATE CHANGE ENVIRONMENT AND SUSTAINABILITY INFRASTRUCTURE AND UTILITIES LAND AND PROPERTY MINING AND MINERAL PROCESSING MINERAL ESTATES WASTE RESOURCE MANAGEMENT